Execution Version

SEPARATION AGREEMENT AND GENERAL RELEASE
THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”), dated as of March 31, 2017, is entered into by and between DANIEL J. MOREFIELD, a resident of the State of California (“Executive”), and Quality Systems, Inc., a California corporation (the “Company”, Executive and the Company, each a “Party” and, collectively, the “Parties”), and is intended by the Parties to conclude any and all obligations or other matters arising out of or regarding Executive’s employment with the Company and any of its subsidiaries.
RECITALS
WHEREAS, effective as of April 15, 2017 (the “Separation Date”), Executive will resign from all of his positions as (a) an officer or employee of the Company (including, without limitation, as Chief Operating Officer) and its subsidiaries and (b) a member of the board of directors of NextGen Healthcare India Private Limited (“NextGen”), as well as all committees thereof.
WHEREAS, the Company and Executive mutually desire to settle fully and finally all obligations to Executive that the Company and its subsidiaries may have of any nature whatsoever, as well as (subject to certain limited exceptions expressly set forth in this Agreement) any asserted or unasserted claims that Executive may have against the Company, its subsidiaries or any other Company Releasees (as defined below), all pursuant to and in accordance with the terms and conditions of this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:
1.Separation of Employment. Executive acknowledges and confirms that, effective as of the Separation Date, Executive is resigning from all of his positions as (a) an officer or employee of the Company (including, without limitation, as Chief Operating Officer) and its subsidiaries and (b) a member of the board of directors of NextGen, as well as all committees thereof.

2.Final Compensation. On the Separation Date, the Company will deliver to Executive a final check for his wages through the Separation Date, which will include a payout of all accrued but unused paid time off (“PTO”) as of the Separation Date. Executive acknowledges and agrees that, upon receipt of the final check pursuant to the immediately preceding sentence, he will have been paid all compensation to which he is entitled in connection with his employment with the Company and its subsidiaries, including but not limited to (a) wages and accrued PTO up to and including the Separation Date and (b) except as set forth in Section 3(b) below, any and all amounts (whether in cash or equity) owed to him under all compensation programs to which he has been subject. Executive acknowledges and agrees that this Agreement is entered into to resolve any and all Claims (as defined below), including, but not limited to, any and all Claims for wages, bonuses or other compensation of any type or character.

3.    Severance Payments.

(a)    On the Effective Date (as defined below), the Company will pay Executive the aggregate amount of $450,333, less required deductions and withholdings (the “Separation Payment”), by check or wire transfer (pursuant to such instructions as Executive shall provide the Company in writing).

(b)    The Company also agrees to pay Executive by check or wire transfer (pursuant to such instructions as Executive shall provide the Company in writing), if, as and when due in accordance with the terms and conditions of the Company’s Fiscal Year 2017 Compensation Program (the “Compensation Program”) but in no event later than December 31, 2017, any cash bonus due to Executive under the Compensation Program that is tied to the Company’s performance for its fiscal year ending March 31, 2017 (“FY 2017”) (“Potential Cash Bonus”). Executive acknowledges and agrees that: (x) the Potential Cash Bonus is subject in all respects to the applicable terms and conditions of the Compensation Program, which terms and conditions are not modified or amended by this Agreement and remain in full force and effect, (y) the amount of any such Potential Cash Bonus, if any, ultimately payable to

Executive is dependent upon the Company’s performance during FY 2017, and that Executive shall not have any claim against the Company or any other Company Releasees (in respect of the Potential Cash Bonus or otherwise) due to the Company’s or its common stock’s FY 2017 performance or any impact thereof on the Potential Cash Bonus, and (z) the determination of the Compensation Committee of the Board of Directors of any Potential Cash Bonus, if any, ultimately payable to Executive shall, absent intentional misconduct on the part of the Compensation Committee, be final and binding on Executive.

(c)    The Company will reimburse Executive for all reasonable outstanding business-related expenses incurred by him prior to the Separation Date that have not previously been reimbursed, subject to the Company’s policies relating to business-related expenses and submission of an itemized expense report reasonably satisfactory to the Company.

(d)    Executive acknowledges and agrees that, pursuant to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Section 954”), any Potential Cash Bonus, if any, paid to Executive pursuant to Section 3(b), as well as certain other payments received by Executive prior to the Separation Date to the extent covered by Section 954, may be subject to “clawback” in the event the Company is required to prepare an accounting restatement of its applicable financial statements due to the Company’s material noncompliance with applicable financial reporting requirements. Executive agrees to promptly return to the Company the amount of any compensation paid to Executive that is required to be forfeited in accordance with Section 954.

(e)    Executive acknowledges and agrees that the Separation Payment, Potential Cash Bonus, and COBRA Reimbursement Payments (as defined below) are paid (or, as applicable, payable) in consideration of the covenants made by Executive set forth in this Agreement, including, without limitation, the covenants set forth in Section 7 of this Agreement.

4.Health Insurance Benefits. Executive’s participation as an active employee, and if applicable Executive’s dependent(s)’ coverage, under all employee health benefit plans sponsored by the Company shall end at the close of business on April 15, 2017. As required by law, Executive shall receive a separate notification from the Company regarding Executive’s and Executive’s dependent(s)’ right to continue participation in any group health care benefit plan sponsored by the Company pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Provided that Executive makes a timely election for continued coverage for Executive pursuant to COBRA, the Company will reimburse Executive for the monthly premiums for his continued coverage under the Company’s group health care benefit plan (the “COBRA Reimbursement Payments”) for the period beginning on the Separation Date and ending on the earlier to occur of (a) the date Executive is eligible for coverage under a group health care benefit plan of a current or future employer of Executive, (b) the date Executive ceases to be eligible for COBRA continuation coverage for any reason, including plan termination, or (c) April 15, 2018 (the “COBRA Reimbursement Period”). Thereafter, any continuation coverage under COBRA shall be at Executive’s and/or Executive’s dependent(s)’ own expense. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot pay the COBRA Reimbursement Payments without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), regardless of whether Executive or Executive’s dependents elect or are eligible for COBRA coverage, the Company instead shall pay to Executive, on the first day of each calendar month following the termination date, a fully taxable cash payment equal to the applicable COBRA premiums for that month (including the amount of COBRA premiums for Executive’s eligible dependents), subject to applicable tax withholdings (such amount, the “Special Cash Payment”), for the remainder of the COBRA Reimbursement Period. Executive may, but is not obligated to, use such Special Cash Payments toward the cost of COBRA premiums or toward premium costs under an individual health plan.

5.Other Benefits. The Company shall not be obligated to provide or reimburse Executive for any compensation, salary, profit sharing, stock options, bonuses, insurance, allowances (including automobile), benefits (including medical, dental, life and disability), PTO, perquisites or expenses after the Separation Date, other than as specifically provided by this Agreement.

6.Indemnification. The Parties hereby reaffirm their respective obligations under the Company’s standard form of indemnification agreement (a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2013) previously entered into by the Company and Executive, as well as (a) the indemnification provisions of the Company’s articles of incorporation and bylaws as in effect on the Separation Date and (b) any right to indemnification afforded under applicable state and federal law (collectively, the “Indemnification Obligations”).

7.    Post-Separation Covenants of Executive.

(a)    Non-Solicitation. Until the two year anniversary of the Effective Date (“Designated Period”), Executive will not directly or indirectly, as agent, employee, consultant, representative, stockholder, member, manager, partner or in any other capacity, (a) recruit or solicit for employment or engagement any person whom Executive is aware, or Executive reasonably should be aware, is employed or engaged by the Company or any of its current or future subsidiaries, or (b) use any of the Company’s trade secret information to call upon, contact or communicate with, solicit, contract with, or divert from the Company or any of its current or future subsidiaries (as an employee, owner, director, officer, consultant, independent contractor, agent or any other capacity) any proprietary customer or prospect, or any proprietary source of customer referrals, of the Company or any of its current or future subsidiaries.

(b)    Return of Property. Executive represents and acknowledges that, with the exception of the Retained Property, he has returned, or will return on the Separation Date, to the Company all property of the Company or any of its subsidiaries in his possession or under his control, including but not limited to files, computers, all related software, office keys and credit cards. Executive further represents and warrants that, from and after the Separation Date, with the exception of the Retained Property, he has no other Company (or subsidiary of the Company) property in his possession or under his control, including hard copy or electronically stored documents, computer disks, written policies or procedures or other documents pertaining to any past, present or known prospective clients of the Company or its subsidiaries, and that he has not given these or similar items to any third party, except in the course and scope of his employment with the Company and its subsidiaries. The “Retained Property” is defined as the following items of Company property issued to Executive during the course of his employment with Company, which Company shall permit Executive to retain for personal use following his Separation Date: (i) Dell laptop computer, Latitude E7450; (ii) Apple iPad, MH2H2LL-A; and (iii) Apple iPhone 7.

(c)    Trade Secrets and Confidential Information. Executive acknowledges and agrees that he has learned, obtained, acquired, and become aware of information about the Company Releasees (as defined below) and their businesses, including, without limitation, unique selling and servicing methods and business techniques, business strategies, financial information, training, service and business manuals, promotional materials, training courses and other training and instructional materials, vendor and product information, customer and prospective customer lists, other customer and prospective customer information, methods, processes, inventions, technology, software, code, patents, copyrights, trademarks and other intellectual property and intangible rights, legal matters, personal information regarding the Company’s directors, officers and employees, and other business information (collectively referred to as “Confidential Information”). Executive specifically acknowledges that all such Confidential Information, whether reduced to writing, maintained on any form of electronic media, or maintained in the mind or memory of Executive and whether compiled by the Company or any of its affiliates or by Executive, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Company and its affiliates to maintain the secrecy of such information, that such information is the sole property of the Company or an affiliate of the Company and that any retention and use of such information or rights by Executive shall constitute a misappropriation of the Company’s or its affiliates’ trade secrets, rights or other property. Executive agrees at all times to refrain from disclosing any Confidential Information to any person, either orally or in writing, for any reason.

(d)    Nondisparagement. From and after the Separation Date, Executive agrees that he shall refrain from making, directly or indirectly, either orally or in writing, any disparaging statement or remarks concerning the Company, its subsidiaries, any of their former, current or future respective officers, directors, or employees, or the Company’s or any of its subsidiaries’ former, current or future business, products or services. This section shall not apply if Executive is compelled to testify in a legal proceeding, including, without limitation, any legal proceeding between the Parties.

(e)    Protection of Goodwill. Executive acknowledges that the provisions of this Section 7 are essential to protect the business and goodwill of the Company. If at any time the provisions of this Section 7 shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 7 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and Executive agrees that this Section 7 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Executive acknowledges that he has agreed to be bound by the provisions of this Section 7 in consideration for the compensation, severance and other benefits to be provided by the Company to Executive pursuant to the terms of this Agreement.

(f)    Reporting Violations of Law. Nothing in this Agreement prohibits Executive from reporting an event that Executive reasonably and in good faith believes is a violation of law to the relevant law-enforcement agency (such as the Securities and Exchange Commission, Equal Employment Opportunity Commission, United States Department of Labor, the Occupational Health and Safety Administration, or the California Department of Fair Employment and Housing), or from cooperating in an investigation conducted by such a government agency. This may include disclosure of trade secrets or Confidential Information within the limitations permitted by the 2016 Defend Trade Secrets Act (DTSA). Executive is hereby provided notice that under the DTSA, (1) no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that: (A) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and, (2) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document contain the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

8.Non-Disparagement of Executive. From and after the Separation Date, the Company and its subsidiaries will not, by or at the direction of any current or future officer of the Company or any of its subsidiaries, make, either orally or in writing, any disparaging statements or remarks about Executive. This section shall not apply if the Company, its subsidiaries or any of their respective current or former officers, directors or employees is compelled to testify in a legal proceeding, including, without limitation, any legal proceeding between the Parties.

9.    General Release of All Known and Unknown Claims.

(a)    Except for the Company’s obligations under this Agreement, the Potential Cash Bonus and the Indemnification Obligations, Executive hereby forever waives, releases, acquits, relieves and discharges the Company, and each of its parent corporations, subsidiaries, divisions, or affiliated corporations, organizations or entities (including, but not limited to, NextGen Healthcare Information Systems, LLC, NextGen RCM Services, LLC, QSI Management, LLC, NextGen Healthcare India Pvt. Ltd., ViaTrack Systems, LLC, Matrix Management Solutions, LLC, Mirth, LLC, Mirth Limited, HealthFusion Holdings Inc., HealthFusion Inc. and all other subsidiaries and affiliates of the Company), and each and all of their predecessors, successors, heirs, assigns, officers, employees, directors, shareholders, managers, members, managing members, owners, representatives, consultants, insurers, insurance companies, attorneys and agents, whether previously or hereinafter affiliated in any manner (collectively, the “Company Releasees”), from any and all claims, rights, actions, complaints, demands, causes of action, charges of discrimination, retaliation or harassment, wage claims, whistleblower claims, obligations, promises, contracts, agreements, controversies, suits, debts, expenses, damages, attorneys’ fees, costs and liabilities of any nature whatsoever (collectively, “Claims”), whether or not now known, suspected, claimed, matured or unmatured, which Executive ever had, now has, or may claim to have from the beginning of time to the Separation Date against the Company Releasees (whether directly or indirectly), or any of them, by reason of any act, event or omission concerning any matter, cause or thing, including, without limiting the generality of the foregoing, any claims related to or arising out of (i) Executive’s employment with or service as a director or management committee member of any of the Company Releasees or the cessation of that employment or service as a director or management committee member; (ii) any common law or statutory torts; (iii) any federal, state or governmental constitution, statute, regulation or ordinance, including, without limitation, the California Fair Employment and Housing Act (California Government Code section 12900, et seq.); the Unruh Civil Rights Act (California Civil Code section 51); the California Family Rights Act (California Government Code sections 12945.2 and 19702.3); the California Labor Code; the Equal Pay Act of 1963, as amended (29 U.S.C. section 206(d) et. seq.); Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. section 2000e et seq.); Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. section 1001 et seq.); the Family Medical Leave Act (29 U.S.C. section 2601 et seq.); the Fair Labor Standards Act of 1938, as amended (29 U.S.C. section 201, et seq.); the United States and California Constitutions; the Americans With Disabilities Act, as amended (42 U.S.C. section 12101, et seq.); 42 U.S. C. sections 1981 and 1983; State wage and hour laws; or any other State, Federal or local statutes or laws. Executive further acknowledges that such Claims also include claims based on the Age Discrimination in Employment Act, as amended (29 U.S.C. section 621, et seq.). The provisions of this Section do not release claims that cannot be released as a matter of law. The provisions of this Section also do not preclude (1) filing suit to challenge the Company’s compliance with the waiver requirements of the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, or (2) filing a claim or charge with, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any other local, state, or federal agency; provided however, that Executive hereby waives Executive’s right to receive any monetary or other benefits in connection with any such claim, charge or proceeding.  Notwithstanding the foregoing, this

Agreement does not limit the Executive’s right to receive an award for information provided to the Securities and Exchange Commission.

(b)    Except for Executive’s obligations under this Agreement and the Indemnification Obligations, the Company, on its own behalf and on behalf of its subsidiaries, hereby forever waives, releases, acquits, relieves and discharges Executive and his heirs and assigns (collectively, the “Executive Releasees”), from any and all Claims, whether or not now known, suspected, claimed, matured or unmatured, which the Company or its affiliates ever had, now has, or may claim to have from the beginning of time to the Separation Date against Executive Releasees (whether directly or indirectly), or any of them, by reason of any act, event or omission concerning any matter, cause or thing, including, without limiting the generality of the foregoing, any claims related to or arising out of (i) Executive’s employment with or service as a director or management committee member of any of the Company Releasees or the cessation of that employment or service as a director or management committee member; (ii) any common law or statutory torts; (iii) any federal, state or governmental constitution, statute, regulation or ordinance; and/or (iv) any agreement or covenant, oral or written, express or implied, between Executive and any of the Company Releasees; provided, however, that the foregoing release does not apply to fraudulent or criminal activity of Executive or to rights which as a matter of law cannot be waived.

(c)    Further, in connection with the releases set forth above in this Section 9, the Parties expressly agree to waive and relinquish all rights and benefits they may have under Section 1542 of the Civil Code of the State of California or any similar law of any other state. Section 1542 reads as follows:

“§ 1542. [CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE.] A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
(d)    Each Party expressly represents and warrants to the other Party that he or it is the sole owner of the Claims released by this Section 9; that such Claims have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and that he or it has the full right and power to grant, execute and deliver the general release, undertakings and agreements contained herein.

(e)    The Parties acknowledge that they may discover hereafter facts different from or in addition to those they now know or believe to be true with respect to the claims, demands, causes of action, obligations, damages and liabilities of any nature whatsoever that are the subject of the release set forth in this Section 9, and they each expressly agree to assume the risk of the possible discovery of additional or different facts, and agree that this Agreement shall be and remain effective in all respects regardless of such additional or different facts.

10.    Cooperation with Litigation. Upon reasonable request, Executive agrees to cooperate with the Company Releasees in connection with any present or future litigation, arbitration, dispute resolution, claim, action or other proceeding brought against any one or more of the Company Releasees, to the extent the Company deems Executive’s cooperation necessary. Such cooperation may include, but shall not be limited to, meeting with the Company Releasees’ counsel and providing testimony if so requested. The Company will reimburse Executive for pre-approved out-of-pocket expenses incurred by Executive (including reasonable attorney’s fees, if appropriate) as a result of such cooperation, provided that the Company shall not unreasonably withhold or delay approval of such expenses. Any such cooperation and/or attendance at meetings shall be scheduled at such dates and times as reasonably agreed by Executive and the Company.

11.    Tax Issues. Executive acknowledges that he has not obtained any advice from any Company Releasee regarding the tax consequences of any amounts payable to Executive pursuant to this Agreement, the Potential Cash Bonus and the Indemnification Obligations. Executive agrees to be solely liable for and to pay, indemnify and hold the Company Releasees harmless from and against, any and all taxes, costs, interest, assessments, penalties and/or damages that Executive may owe arising out of any of the payments or distributions made, or to be made, by the Company or its subsidiaries to Executive under the terms of this Agreement, the Potential Cash Bonus and the Indemnification Obligations, including, without limitation, Internal Revenue Code Section 409A.

12.    Injunctive Relief; Specific Performance. Executive acknowledges and agrees that if Section 7 or Section 10 of this Agreement is breached, the Company could not be made whole by monetary damages alone. Accordingly, the Company, in addition to any other rights or remedies to which it may be entitled by law or in equity, shall be entitled to injunctive relief to breaches of Section 7 or Section 10 of this Agreement, and to an order compelling specific performance of Section 7 or Section 10 of this Agreement, in each case without any obligations of the Company to post a bond or provide any other security.

13.    Severability. Each provision of this Agreement is intended to be severable. If any covenant, condition or other provision contained in this Agreement is held to be invalid, void or illegal by any arbitrator or court of competent jurisdiction, such provision shall be deemed severable from the remainder of this Agreement and shall in no way (a) affect, impair or invalidate any other covenant, condition or other provision contained in this Agreement or (b) affect or impair the validity, enforceability or legality of such provision in any other jurisdiction. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to the maximum extent of the scope or breadth permitted by law or in equity (provided, however, that with respect to Section 7 only, the provisions of Section 7(e) shall control over this sentence).

14.    Successors and Assigns. This Agreement, and all the terms and provisions hereof, shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns.

15.    Voluntary Execution on Advice of Counsel. This Agreement in all respects has been voluntarily and knowingly executed by the Parties. The Parties specifically represent that they have thoroughly discussed all aspects of this Agreement with their attorneys to the extent they so desired, that they have carefully read and fully understand all of the provisions of this Agreement, and that they are voluntarily entering into this Agreement.

16.    No Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the waiving Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

17.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such state and without regard to the conflicts or choice of law provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction.

18.    Headings. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

19.    Notices. Any notice, demand, request or communication of any kind required or permitted hereunder shall be in writing and shall be deemed sufficiently served if sent by (i) hand delivery (with receipt acknowledged), (ii) reputable overnight carrier, or (iii) United States registered or certified mail, postage prepaid, return receipt requested to the applicable Party at the address set forth below or at such other address as each Party may designate from time to time by written notice to the other Party. Any such notice, demand, request or communication shall be deemed to have been duly given or served on the date of delivery, if delivered by hand, or on the date shown on the return receipt or other evidence of delivery, if mailed or sent by overnight carrier.

If to Company:	Quality Systems, Inc.
Attention: General Counsel
18111 Von Karman, Ste. 600
Irvine, California 92612
If to Executive:        Daniel Morefield

20.    General Interpretation. The terms of this Agreement have been prepared by the Parties to this Agreement, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the Party causing such instrument or any portion thereof to be drafted, or in favor of the Party receiving a particular benefit under this Agreement.

21.    Counterparts. This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, “.pdf” format or in another electronic format and the Parties agree that such executed and delivered facsimile, “.pdf” or other electronic copy shall have the same force and effect as delivery of an original document with original signatures.

22.    Entire Agreement. This Agreement constitutes the entire integrated agreement between the Parties regarding the subject matter hereof and supersedes any and all other agreements, understandings, negotiations, or discussions, either oral or in writing, express or implied, regarding the subject matter hereof. The Parties each acknowledge that no representations, inducements, promises, agreements or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in this Agreement, that they have not executed this Agreement in reliance on any such representation, inducement, promise, agreement or warranty, and that no representation, inducement, promise, agreement or warranty not contained in this Agreement including, without limitation, any purported supplements, modifications, waivers or terminations of this Agreement, shall be valid or binding unless executed in writing by both of the Parties.

23.    Amendment. This Agreement may not be amended, supplemented or modified except by a written instrument executed by each Party.

24.    Signature and Revocation Periods. The Company advises Executive as follows: (a) this Agreement does not waive rights or claims that may arise after Executive executes it, (b) Executive has twenty-one (21) days to consider this Agreement and whether he will enter into it, although Executive may sign it sooner than that if he so desires, (c) that he should consult an attorney before executing this Agreement, and (d) that he may revoke this Agreement at any time within seven (7) days after executing it by providing written notice to the General Counsel of the Company in accordance with Section 19 above. This Agreement shall not become effective or enforceable until after the revocation period set forth in subsection (d) immediately above has expired provided that Executive has not previously revoked this Agreement (“Effective Date”).

25.    Non-Admission. The Parties acknowledge and agree that nothing in this Agreement shall be construed as an admission of any wrongdoing or liability by Executive, the Company, any subsidiary of the Company or any other Company Release.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Separation Agreement and General Release on the dates set forth hereinafter.

Dated: March 31, 2017 Dated: March 31, 2017	/s/ Daniel J. Morefield Daniel J. Morefield Quality Systems, Inc. /s/ Jocelyn A. Leavitt Jocelyn A. Leavitt EVP, General Counsel & Secretary